EX-28.j.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of DFA Investment Dimensions Group Inc. of our report dated December 23, 2024, relating to the financial statements and financial highlights of each portfolio listed in Attachment I, which appears in DFA Investment Dimensions Group Inc.’s Certified Shareholder Report on Form N-CSR for the year ended October 31, 2024. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
January 7, 2026

Attachment I

DFA Investment Dimensions Group Inc.
U.S. Large Cap Equity Portfolio
U.S. Small Cap Value Portfolio
U.S. Targeted Value Portfolio
U.S. Core Equity 1 Portfolio
U.S. Core Equity 2 Portfolio
U.S. Vector Equity Portfolio
U.S. Small Cap Portfolio
U.S. Micro Cap Portfolio
U.S. High Relative Profitability Portfolio
DFA Real Estate Securities Portfolio
U.S. Large Cap Growth Portfolio
U.S. Small Cap Growth Portfolio